Exhibit 99.1

For Release Thursday, February 20, 2014; 7:00 AM ET

CYBERONICS REPORTS FISCAL 2014 THIRD QUARTER RESULTS

Net Product Sales of $68.2 million, 9.4% Increase
Continued Strong International Results
AspireSR™ Generator approved for sale in Europe

HOUSTON, Texas, February 20, 2014 -- Cyberonics, Inc. (NASDAQ:CYBX) today announced results for the quarter, and year-to-date, ended January 24, 2014.

Quarterly highlights

Operating results for the third quarter of fiscal 2014 compared to the third quarter of fiscal 2013, and other achievements, include:

•	Worldwide product net sales of $68.2 million, an increase of 9.4%;

•	Worldwide unit sales of 3,409, an increase of 6.0%;

•	Record international net sales of $15.2 million;

•	Record international unit sales of 1,150 units, a 19.8% increase, including the delivery of 100 units as part of a single contract, which accounted for 10.4% of the increase;

•	Income from operations increased to $21.1 million;

•	Income per diluted share of $0.51 compared with income per diluted share of $0.47;

•	Completion of enrollment in E-37 clinical study for the AspireSR generator;

•	Increased investments in both Imthera Medical, Inc. and cerbomed GmbH; and

•	CE Mark approval of the AspireSR generator in Europe.

Fiscal year-to-date highlights1

Operating results for fiscal 2014 year-to-date compared to fiscal 2013 year-to-date include:

•	Worldwide sales of $207.2 million, an increase of 11.4%;

•	Worldwide unit sales of 10,259, an increase of 8.0%;

•	Adjusted non-GAAP income from operations increased by 10.6% to $64.0 million;

•	Adjusted non-GAAP income per diluted share increased by 17.2% to $1.50;

•	Share repurchases of $57 million;

•	EU commercial readiness for the limited launch of AspireSR generator; and

•	Significant progress on the international manufacturing facility in Costa Rica.

1.
The financial and operating results for the thirty-nine weeks ended January 24, 2014 and January 25, 2013 include and exclude certain items for the purposes of non-GAAP comparisons. As discussed below under “Use of Non-GAAP Financial Measures,” in this release, the company refers to and makes comparisons with certain non-GAAP financial measures including adjusted non-GAAP income from operations, and adjusted non-GAAP income per diluted share.  Investors should consider non-GAAP measures in addition to, and not as a substitute for or superior to, financial performance measures prepared in accordance with GAAP. Please refer to the attached non-GAAP reconciliation. Numbers may be affected by rounding.

Results and objectives

“In the third quarter of fiscal 2014, the Cyberonics’ team delivered continued growth in net sales, operating income and income per diluted share,” commented Dan Moore, Cyberonics’ President and Chief Executive Officer.  “Although we achieved the highest third quarter net sales, operating and net income, and earnings per share in the company’s history, we did not meet our global revenue expectations for the quarter.  International unit sales and revenue, even without the 100-unit sale, reached new records.  Europe continued to deliver double-digit growth and has demonstrated a consistent sales performance over the last three years. Latin America was also strong.

“U.S. sales of $53.0 million were the highest ever recorded in our third quarter, which is traditionally challenging.  This sales performance, however, was below our original expectations.  A combination of external factors, including weather-induced delays in operating room schedules, positioning of holidays in the quarter, and greater than normal turbulence in health insurance markets affected the last four weeks of the quarter in particular.  Despite these challenges, we are maintaining our fiscal year 2014 guidance for net sales in the range of $281 million to $285 million.

“During the third quarter,” Mr. Moore continued, “we increased our investments in both Imthera, Inc. and cerbomed GmbH by $4 million and $1.3 million, respectively.  Both these companies are making solid progress toward their objectives.

“Last quarter, we announced the submission of the AspireSR generator for regulatory approval in Europe, and we are pleased to announce that approval has now been granted.  Training for our European sales team has been completed, and we expect to launch within the next few weeks.  Further, we have now completed enrollment in the first phase of our E-37 U.S. clinical study for the AspireSR generator and expect to begin discussions regarding next steps for U.S. approval with the Food and Drug Administration after a thorough review of all of the data generated from both E-36 and E-37.

“Product development work continued on both the Centro™ (formerly referred to as Relay) and ProGuardian™ platform technologies during the quarter. It now seems likely that regulatory submissions will occur in fiscal 2015.  We plan to determine next steps for the chronic heart failure program once the six-month follow-up results from the ANTHEM-HF study assessing Autonomic Regulation Therapy (ART™) are available in April 2014.  The clinical investigators expect to submit the study data in May for possible presentation at the European Society of Cardiology meeting in September,” concluded Mr. Moore.

Stock Repurchase Update

During the recently completed quarter, Cyberonics repurchased 330,000 shares on the open market, leaving 930,000 shares available to be repurchased under the current authorization. This program is expected to be completed by the end of fiscal year 2015.

Fiscal 2014 guidance

Cyberonics is maintaining guidance for the following metrics in fiscal 2014:

•	Net sales are expected to be in the range of $281 million to $285 million.

•	Adjusted non-GAAP income from operations is expected to be in the range of $86 million to $88 million

The company is increasing its fiscal 2014 guidance for the following metrics:

•	Adjusted non-GAAP net income for fiscal 2014 is expected to be in the range from $55 million to $57 million.
•	Adjusted non-GAAP diluted earnings per share (EPS) is expected be in the range from $2.00 to $2.05.

Guidance for income from operations, net income and diluted earnings per share (EPS) was adjusted by $7.4 million, $4.8 million (net of tax) and $0.17 cents per share, respectively, for the litigation settlement recorded in the first quarter of fiscal 2014.

Additional details will be provided during today’s conference call and in an investor presentation summarizing the company’s third quarter results, which is available in the investor relations section of Cyberonics’ corporate website at http://www.cyberonics.com.

Use of non-GAAP financial measures

In this press announcement, management has disclosed financial measurements that present financial information not in accordance with Generally Accepted Accounting Principles (GAAP).  These measurements are not a substitute for GAAP measurements, although company management uses these measurements as aids in monitoring the company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies.  Adjusted non-GAAP income from operations, adjusted non-GAAP net income and adjusted non-GAAP income per diluted share measure the income from operations, net income and income per diluted share of the company excluding unusual items.  Management uses and presents these measures because management believes that such adjustments facilitate an understanding of the financial impact of unusual items on the company’s short- and long-term financial trends.  Management also uses adjusted non-GAAP items to forecast and to evaluate the operational performance of the company, as well as to compare results of current periods to prior periods on a consistent basis.  Adjusted earnings before interest, tax, depreciation and amortization (EBITDA) measures the adjusted non-GAAP income from operations of the company and excludes the aforementioned items, as well as non-cash equity compensation and other income (expense) items.

Non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly-titled measures used by other companies.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

Please refer to the attached reconciliations between GAAP and non-GAAP financial measures.

Third Quarter Results Webcast and Conference Call Instructions

Cyberonics will host a conference call today, February 20, 2014, beginning at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) to review its results of operations for the fiscal year 2014 third quarter, followed by a question and answer session.

The conference call will be available to interested parties through a live audio webcast in the Investor Relations section of Cyberonics’ corporate website at http://www.cyberonics.com.  To listen to the conference call live by telephone, dial 877-638-4557 (if dialing from within the U.S.) or 914-495-8522 (if dialing from outside the U.S.).  The conference ID is 25516007.

Within 24 hours of the webcast, a replay will be available under the “Events & Presentations” section of the Investor Relations portion of the Cyberonics website, where it will be archived and accessible for approximately 12 months.

About Cyberonics, Inc. and the VNS Therapy® System

Cyberonics, Inc. is a medical technology company with core expertise in neuromodulation.  The company developed and markets the VNS Therapy System, which is FDA-approved for the treatment of refractory epilepsy and treatment-resistant depression.  The VNS Therapy System uses an implanted medical device that delivers pulsed electrical signals to the vagus nerve.  Cyberonics offers the VNS Therapy System in selected markets worldwide.

Additional information on Cyberonics and the VNS Therapy System is available at www.cyberonics.com.

Safe harbor statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements can be identified by the use of forward-looking terminology, including "may," "believe," "will," "expect," "anticipate," "estimate," "plan," "intend," "forecast," or other similar words.  Statements contained in this press release are based on information presently available to us and assumptions that we believe to be reasonable.  We are not assuming any duty to update this information if those facts change or if we no longer believe the assumptions to be reasonable. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning completing product development work, conducting and completing clinical studies, and applying for and obtaining regulatory approvals and financial guidance for fiscal 2014.  Our actual results may differ materially.  Important factors that may cause actual results to differ include, but are not limited to: continued market acceptance of VNS Therapy and sales of our products; the development and satisfactory completion of clinical trials and/or market test and/or regulatory approval of new products, including VNS Therapy for the treatment of other indications; satisfactory completion of the post-market registry required by the U.S. Food and Drug Administration as a condition of approval for the treatment-resistant depression indication; adverse changes in coverage or reimbursement amounts by third-parties; intellectual property protection and potential infringement claims; maintaining compliance with government regulations and obtaining necessary government approvals for new products and indications; product liability claims and potential litigation; reliance on single suppliers and manufacturers for certain components; the accuracy of management's estimates of future expenses and sales; the potential identification of material weaknesses in our internal controls over financial reporting; and other risks detailed from time to time in our filings with the Securities and Exchange Commission (SEC).  For a detailed discussion of these and other cautionary statements, please refer to our most recent filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended April 26, 2013 and our Quarterly Report on Form 10Q for the fiscal quarters ended July 26, 2013 and October 25, 2013.

Contact information

Greg Browne, CFO
Cyberonics, Inc.
100 Cyberonics Blvd.
Houston, TX 77058
Main:  (281) 228-7262
Fax:  (281) 218-9332
ir@cyberonics.com

CYBERONICS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Thirteen Weeks Ended		For the Thirty-Nine Weeks Ended
	January 24, 2014	January 25, 2013	January 24, 2014	January 25, 2013

Net sales	$68,191,414	$62,700,033	$207,164,890	$185,976,849
Cost of sales	6,460,148	5,367,218	19,930,287	15,548,199
Gross profit	61,731,266	57,332,815	187,234,603	170,428,650
Operating expenses:
Selling, general and administrative	29,427,340	26,646,935	88,367,536	82,539,731
Research and development	11,201,876	10,244,322	34,830,490	30,006,041
Litigation settlement	-	-	7,442,847	-
Total operating expenses	40,629,216	36,891,257	130,640,873	112,545,772
Income from operations	21,102,050	20,441,558	56,593,730	57,882,878

Interest income	55,715	21,129	144,797	40,634
Interest expense	(16,619)	(12,271)	(16,778)	(101,043)
Other income (expense), net	(34,932)	(118,487)	(206,405)	(2,907,464)

Income before income taxes	21,106,214	20,331,929	56,515,344	54,915,005
Income tax expense	7,206,351	7,148,435	20,053,093	20,089,574

Net income	$13,899,863	$13,183,494	$36,462,251	$34,825,431

Basic income per share	$0.52	$0.48	$1.34	$1.26
Diluted income per share	$0.51	$0.47	$1.32	$1.24

Shares used in computing basic income per share	26,964,861	27,736,639	27,250,740	27,626,387
Shares used in computing diluted income per share	27,279,153	28,124,433	27,569,276	28,045,437

 CYBERONICS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited except where indicated)

	January 24, 2014	April 26, 2013
		(Audited)
ASSETS

Current Assets
Cash and cash equivalents	$91,600,036	$120,708,572
Short-term investments	25,003,806	15,000,000
Accounts receivable, net	42,114,762	39,450,113
Inventories	18,083,321	17,718,454
Deferred tax assets	14,382,521	10,297,991
Other current assets	6,532,167	4,183,213
Total Current Assets	197,716,613	207,358,343
Property, plant and equipment, net	38,376,351	28,555,742
Intangible assets, net	11,949,952	9,219,999
Long-term investments	15,944,427	10,588,202
Deferred tax assets	4,555,927	7,825,286
Other assets	638,723	495,738
Total Assets	$269,181,993	$264,043,310

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payables and accrued liabilities	$23,989,116	$29,025,478
Total Current Liabilities	23,989,116	29,025,478
Long-term Liabilities	4,945,954	5,449,604
Total Liabilities	28,935,070	34,475,082
Total Stockholders' Equity	240,246,923	229,568,228
Total Liabilities and Stockholders' Equity	$269,181,993	$264,043,310

CYBERONICS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Thirty-Nine Weeks Ended
	January 24, 2014	January 25, 2013

Cash Flow From Operating Activities:
Net income	$36,462,251	$34,825,431
Non-cash items included in net income:
Depreciation	3,180,707	2,807,785
Amortization	969,047	633,229
Stock-based compensation	8,392,443	9,109,422
Deferred income tax	(1,053,779)	16,388,319
Deferred license revenue amortization	(1,467,869)	(1,120,476)
Impairment of investment	-	4,058,768
Gain on warrant liability	-	(1,325,574)
Other	27,994	154,629
Changes in operating assets and liabilities:
Accounts receivable, net	(2,255,045)	(6,225,989)
Inventories	(197,717)	(3,044,106)
Other current and non-current assets	(2,368,733)	722,709
Other current and non-current liabilities	(3,941,016)	(1,278,862)
Net cash provided by operating activities	37,748,283	55,705,285
Cash Flow From Investing Activities:
Short-term investments	(9,994,250)	(15,000,000)
Equity investments	(5,356,225)	(2,588,200)
Intangible asset purchases	(3,789,000)	(2,500,000)
Purchases of property, plant and equipment	(12,960,959)	(6,515,509)
Net cash used in investing activities	(32,100,434)	(26,603,709)
Cash Flow From Financing Activities:
Proceeds from exercise of options for common stock	8,283,999	8,969,626
Cash settlement of stock units	(936,115)	-
Purchase of treasury stock	(59,306,059)	(20,105,481)
Realized excess tax benefit	17,157,916	2,040,699
Net cash used in financing activities	(34,800,259)	(9,095,156)
Effect of exchange rate changes on cash and cash equivalents	43,874	(129,525)
Net increase (decrease) in cash and cash equivalents	(29,108,536)	19,876,895
Cash and cash equivalents at beginning of period	120,708,572	96,654,275
Cash and cash equivalents at end of period	$91,600,036	$116,531,170

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES

(Unaudited)

The following tables set forth the reconciliation between U.S. GAAP and our non-GAAP financial measures for net income and diluted income per share (unaudited):

	For the Thirteen Weeks Ended		For the Thirty-Nine Weeks Ended
	January 24, 2014	January 25, 2013	January 24, 2014	January 25, 2013

Net income	$13,899,863	$13,183,494	$36,462,251	$34,825,431
Gain on warrants’ liability (1)	-	-	-	(1,325,574)
Impairment of investment (2)	-	-	-	2,472,601
Litigation settlement	-	-	4,776,075	-
Adjusted non-GAAP net income	$13,899,863	$13,183,494	$41,238,326	$35,972,458

Diluted income per share	$0.51	$0.47	$1.32	$1.24
Gain on warrants’ liability (1)	-	-	-	(0.05)
Impairment of investment (2)	-	-	-	0.09
Litigation settlement	-	-	0.17	-
Adjusted non-GAAP diluted income per share (3)	$0.51	$0.47	$1.50	$1.28

(1)	Gain on warrants’ liability with no tax effect.
(2)	The impairment relates to our investment in the convertible debt instrument of NeuroVista, net of tax.
(3)	Numbers may be affected by rounding.

The following table sets forth the reconciliation between income from operations and adjusted non-GAAP income from operations (unaudited):

	For the Thirteen Weeks Ended		For the Thirty-Nine Weeks Ended
	January 24, 2014	January 25, 2013	January 24, 2014	January 25, 2013

Income from operations	$21,102,050	$20,441,558	$56,593,730	$57,882,878
Litigation settlement	-	-	7,442,847	-
Adjusted non-GAAP income from operations	$21,102,050	$20,441,558	$64,036,577	$57,882,878

The following table sets forth the reconciliation between adjusted non-GAAP net income and our non-GAAP financial measure for adjusted EBITDA (unaudited):

Adjusted non-GAAP net income	$13,899,863	$13,183,494	$41,238,326	$35,972,458
Interest (income) expense, net	(39,096)	(8,858)	(128,019)	60,409
Other expense, net	34,932	116,375	206,405	174,270
Depreciation and amortization	1,443,125	1,123,427	4,149,754	3,441,014
Equity based compensation	2,643,075	2,263,234	8,392,443	9,109,422
Income tax expense – adjusted for non-GAAP items	7,206,351	7,148,435	22,719,865	21,675,741
Adjusted EBITDA	$25,188,250	$23,826,107	$76,578,774	$70,433,314